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                SALOMON SMITH BARNEY HOLDINGS INC.

                                TO

                      BANKERS TRUST COMPANY
                             Trustee


               -----------------------------------




                  FOURTH SUPPLEMENTAL INDENTURE
                  Dated as of November 28, 1997




      Supplemental to Indenture dated as of December 1, 1988



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


           This Fourth Supplemental Indenture (the "Supplemental Indenture") is made and entered into as of November 28, 1997 between Salomon Smith Barney Holdings Inc., a Delaware corporation formerly known as Salomon Inc (the "Company"), and Bankers Trust Company (the "Trustee"), as Trustee under the Indenture dated as of December 1, 1988, as amended by the First Supplemental Indenture dated September 7, 1990 and the Second Supplemental Indenture thereto dated December 14, 1993, and the Third Supplemental Indenture thereto dated July 3, 1996, between the Company and the Trustee (as amended to the date hereof, the "Indenture").

           WHEREAS, the parties hereto have previously entered into the Indenture to provide for the issuance and sale by the Company from time to time of its Subordinated Debt Securities
(the "Debt Securities"); and

           WHEREAS, Section 1101(10) of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture, in form satisfactory to the Trustee, without the consent of any holder of Debt Securities, to cure any ambiguity, to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions under the Indenture that shall not be inconsistent with any provision of the Indenture, provided that such other provisions shall not adversely affect the interests of the Holders of Outstanding Debt Securities or Coupons, if any, of any series created prior to the execution of such supplemental indenture in any material respect; and

           WHEREAS, the Company has changed its name from "Salomon Inc" to "Salomon Smith Barney Holdings Inc."; and

           WHEREAS, the Company wishes to amend Section 1001(2) to delete inadvertent references to "Restricted Subsidiaries" therein;

           WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Supplemental Indenture to amend the Indenture in certain respects; and

           WHEREAS the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms:

           NOW, THEREFORE the Company and the Trustee hereby agree as follows:


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                             ARTICLE I

           Section 1001(2) is amended and restated as follows:

           "(2) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have happened or be continuing;"

                            ARTICLE II

           In the first paragraph of the Indenture, the words
"SALOMON INC" shall be replaced with "SALOMON SMITH BARNEY
HOLDINGS INC."


                            ARTICLE III

           Except as amended as set forth above, the Indenture is in all respects ratified and confirmed and the terms, provisions and conditions thereof shall remain in full force and effect. This Supplemental Indenture shall take effect on the date hereof.

                            ARTICLE IV

           This Supplemental Indenture shall be deemed to be a contract made and to be performed entirely in the State of New York, and for all purposes shall be governed and construed in accordance with the laws of said State without regard to the conflicts of laws rules of said State. This Supplemental Indenture is subject to the terms and conditions in the Indenture including terms and conditions limiting the liabilities of the Trustee. The Trustee has no responsibility for the correctness of the statements of fact herein contained which shall be taken as the statements of the Company and makes no representations as to the validity or sufficiency of this Supplemental Indenture.

                          -------------

           This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                               SALOMON SMITH BARNEY HOLDINGS INC.


                               By: /s/ Mark I. Kleiman
                                  ----------------------------
                                  Name: Mark I. Kleiman
                                  Title: Deputy Treasurer



Attest: /s/ Shelley Dropkin
       -------------------------
       Name: Shelley Dropkin
       Title: Assistant Secretary

                               BANKERS TRUST COMPANY, as Trustee


                               By: /s/ Kevin Weeks
                                  ----------------------------
                                  Name: Kevin Weeks
                                  Title: Assistant Vice
                                         President

Attest: /s/ Sandra J. Shaffer
       -------------------------
       Name: Sandra J. Shaffer
       Title: Assistant Vice
              President


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STATE OF NEW YORK    )
                     )    SS.:
COUNTY OF NEW YORK   )

           On the 3rd day of December, 1997, before me personally came Mark I. Kleiman, to me known, who, being by me duly sworn, did depose and say that she/he is the Deputy Treasurer of SALOMON SMITH BARNEY HOLDINGS INC., one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.



                                   /s/ Christine D. Stewart
                                   ------------------------
                                        Notary Public

SEAL




STATE OF NEW YORK    )
                     )    SS.:
COUNTY OF NEW YORK   )

           On the 8th day of December, 1997, before me personally came Kevin Weeks, to me known, who, being by me duly sworn, did depose and say that he is the Assistant Vice President of BANKERS TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.



                                     /s/ Margaret Bereza
                                   ------------------------
                                        Notary Public

SEAL